SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 8, 2010

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 8, 2010, Met-Pro Corporation completed its acquisition of substantially all of the assets of Bio-Reaction Industries, LLC, a company that researches, develops, and manufactures products that biologically digest volatile organic compounds created in various types of industries, pursuant to an Asset Purchase Agreement dated as of September 21, 2010. The assets of Bio-Reaction Industries, LLC that were sold and transferred to Met-Pro Corporation include, but are not limited to, the following: (i) raw materials, work-in-process and finished goods; (ii) tangible personal property such as office furniture and equipment; (iii) intangible rights and property such as goodwill and rights in and to the name “Bio-Reaction Industries, LLC”, product names, trade names, trademarks and patents; and (iv) information and data. As part of the transactions contemplated by the Purchase Agreement, Met-Pro Corporation did not assume any liabilities of Bio-Reaction Industries, LLC.

A copy of the press release dated October 12, 2010, reporting the asset purchase of Bio-Reaction Industries, LLC, is furnished herewith as Exhibit 99.1.

Item 9.01(d) Financial Statements and Exhibits

A copy of the press release dated October 12, 2010, reporting the asset purchase of Bio-Reaction Industries, LLC, is furnished herewith as Exhibit 99.1.

The information included in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 12, 2010
MET-PRO CORPORATION

By: /s/ Gary J. Morgan
Gary J. Morgan,
Senior Vice President-Finance and
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release dated October 12, 2010